Exhibit 99.1

Workday Appoints Liz Centoni to its Board of Directors

Centoni, EVP and Chief Customer Experience Officer at Cisco, Brings Proven Expertise in Elevating Customer Success

PLEASANTON, CA – Dec. 3, 2024 – Workday, Inc. (NASDAQ: WDAY), a leading provider of solutions to help organizations manage their people and money, today announced the election of Liz Centoni, executive vice president and chief customer experience officer at Cisco, to its board of directors.

Centoni is a seasoned leader who has a passion for leveraging technology to drive customer success and deliver unparalleled experiences. Throughout her career, Centoni has been spearheading initiatives that have significantly enhanced customer satisfaction and loyalty.

“Liz’s passion for championing customer success aligns perfectly with our unwavering commitment to delivering exceptional customer experiences, making her an ideal addition to our Board,” said Carl Eschenbach, CEO, Workday. “Her expertise will be instrumental in ensuring that we continue to exceed customer expectations as we innovate and grow.”

Centoni has held a range of senior engineering and strategy roles during her 24 years at Cisco. In 2024, she led the company’s $28 billion acquisition of Splunk, positioning Cisco at the forefront of the AI revolution. Centoni was also instrumental in developing Cisco’s responsible AI framework, and has advocated for equity in tech at events including World Economic Forum’s Annual Meeting. She is an active mentor and sponsor of underrepresented groups, including serving as Cisco’s global executive sponsor for the Women in Science and Engineering (WISE) program.

“Joining Workday’s board is an exciting opportunity to collaborate with a company that shares my passion for empowering people and organizations through innovative technology and AI,” said Liz Centoni, executive vice president and chief customer experience officer, Cisco. “I'm eager to leverage my experience to further strengthen Workday’s customer-centric approach and contribute to its continued growth.”

Centoni’s appointment is effective as of today.

About Workday

Workday is a leading enterprise platform that helps organizations manage their most important assets – their people and money. The Workday platform is built with AI at the core to help customers elevate people, supercharge work, and move their business forever forward. Workday is used by more than 10,500 organizations around the world and across industries – from medium-sized businesses to more than 60% of the Fortune 500. For more information about Workday, visit workday.com.

© 2024 Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s plans, beliefs, and expectations. These forward-looking statements are based only on currently available information and our current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to, risks described in our filings with the Securities and Exchange Commission (“SEC”), including our most recent report on Form 10-Q or Form 10-K and other reports that we have filed and will file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

SOURCE Workday, Inc.

For further information:

Investor Relations Contact: ir@workday.com
Media Contact: media@workday.com